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                                                                    Exhibit 21.1

                              List of Subsidiaries

1.   Essex Portfolio, L.P., a California limited partnership
2.   Essex Management Corporation, a California corporation
3.   Essex-Palisades Facilitator, a California limited partnership
4.   Essex Sunpointe Limited, a California limited partnership
5.   Essex Washington Interest Partners, a California general partnership
6.   Essex San Ramon Partners L.P., a California limited partnership
7.   Essex Bristol Partners, L.P., a California limited partnership
8.   Essex Fidelity I Corporation, a California corporation
9.   Essex Camarillo Corporation, a California corporation
10.  Essex Camarillo L.P., a California limited partnership
11.  Essex Meadowood Corporation, a California corporation
12.  Essex Meadowood, L.P., a California limited partnership
13.  Essex Bunker Hill Corporation, a California corporation
14.  Essex Bunker Hill, L.P., a California limited partnership
15.  Essex Treetops Corporation, a California corporation
16.  Essex Treetops, L.P., a California limited partnership
17.  Essex Bluffs, L.P., a California limited partnership
18.  Essex Huntington Breakers, L.P., a California limited partnership
19.  Essex Stonehedge Village, L.P., a California limited partnership
20.  Essex Bridle Trails, L.P., a California limited partnership
21.  Essex Spring Lake, L.P., a California limited partnership
22.  Essex Maple Leaf, L.P., a California limited partnership
23.  Fountain Court Apartment Associates, L.P., a Washington limited partnership
24.  Essex Fountain Court, LLC, a Washington limited liability company
25.  Essex Inglenook Court, LLC, a Delaware limited liability company
26.  Essex Wandering Creek, LLC, a Delaware limited liability company
27.  Essex Fairways, LLC, A California limited liability company
28.  Essex Columbus, LLC, a Delaware limited liability company
29.  Essex Loraine, LLC, a Delaware limited liability company
30.  Essex Glenbrook, LLC, a Delaware limited liability company
31.  Essex Euclid, LLC, a Delaware limited liability company
32.  Essex Loraine, Inc., a California corporation
33.  Essex Columbus, Inc., a California corporation
34.  Richmond Essex L.P., a California limited partnership
35.  Essex Chesapeake L.P., a California limited partnership
36.  Essex Los Angeles L.P., a California limited partnership
37.  Essex Woodland Apartments L.P., a California limited partnership
38.  Essex The Crest L.P., a California limited partnership
39.  Richmond Essex, Inc., a California corporation
40.  Essex VFGP L.P., a California limited partnership
41.  Essex VFGP Corporation, a Delaware corporation
42.  Essex Anaheim, LLC, a Delaware limited liability company
43.  Jackson School Village, L.P. a California limited partnership
44.  Mount Sutro Terrace Associates, L.P., a California limited partnership
45.  Essex El Encanto Apartments, L.P., a California limited partnership
46.  Essex Hunt Club Apartment, L.P., a California limited partnership
47.  Essex Rosebeach Apartments, L.P., a California limited partnership
48.  Essex Andover Park Apartments, L.P., a California limited partnership
49.  Essex Marbrisas Apartments, L.P., a California limited partnership
50.  Essex Carlyle, L.P., a California limited partnership
51.  Essex Apartment Value Fund L.P., a Delaware limited partnership
52.  Essex Realty Partners, G.P. a California general partnership
53.  ESG Property I LLC, a Delaware limited liability company
54.  Lineberry Sammamish, LLC, a Washington limited liability company
55.  Essex Carlyle, LLC, a Delaware limited liability company

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56.  Essex Wimbledon Woods Apartments, LLC, a Delaware limited liability company
57.  Western Blossom Hill Investors, a California limited partnership
58.  Western Los Gatos I Investors, a California limited partnership
59.  Western Highridge Investors, a California limited partnership
60.  Western San Jose III Investors, a California limited partnership
61.  Western Riviera Investors, a California limited partnership
62.  Western Palo Alto II Investors, a California limited partnership
63.  Irvington Square Associates, a California limited partnership
64.  Western Seven Trees Investors, a California limited partnership
65.  Western Las Hadas Investors, a California limited partnership
66.  San Pablo Medical Investors, LTD, a California limited partnership
67.  Gilroy Associates, a California limited partnership
68.  The Oakbrook Company, a Ohio limited partnership
69.  Pine Grove Apartment Fund, LTD, a California limited partnership
70.  Valley Park Apartments, LTD, a California limited partnership
71.  Fairhaven Apartment Fund, LTD, a California limited partnership
72.  K-H Properties, a California limited partnership
73.  Villa Angelina Apartment Fund, LTD, a California limited partnership